Exhibit 10.15

SIXTH AMENDMENT
TO CREDIT AGREEMENT,

CONSENTS AND WAIVER

This SIXTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER, dated as of April 20, 2005 (this “Amendment”) by and among MWI VETERINARY SUPPLY CO. (the “Borrower”) and MEMORIAL PET CARE, INC. (the “Subsidiary Borrower” and collectively with the Borrower, the “Borrowers”), the Lenders (as defined below) and BANK OF AMERICA, N.A., as agent for the Lenders (in its capacity as agent, the “Agent”), is made with reference to that certain Credit Agreement, dated as of June 18, 2002, by and among the Borrowers, the financial institutions from time to time party thereto (the “Lenders”) and the Agent, as amended by that certain First Amendment to Credit Agreement, dated as of August 13, 2002, that certain Second Amendment to Credit Agreement, dated as of December 19, 2003, that certain Third Amendment to Credit Agreement, dated as of September 1, 2004, that certain Fourth Amendment to Credit Agreement, dated as of September 29, 2004, and that certain Fifth Amendment to Credit Agreement, dated as of March 28, 2005 (as so amended and as otherwise modified prior to the date hereof, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITAL

WHEREAS, the Borrower has informed the Agent and the Lenders that Holdings proposes to consummate a Qualified Public Offering and desires to use the net proceeds thereof to redeem all of the outstanding Holdings Preferred Stock (as hereinafter defined), to pay all accrued dividends on such Holdings Preferred Stock, and to pay a fee in connection with the termination of the Management Agreement, and to contribute the balance of the net proceeds of the Qualified Public Offering to the Borrower which will use such contributed proceeds to repay the Revolving Loans;

WHEREAS, pursuant to the Holdings Guaranty, all net proceeds of the issuance of equity by Holdings are required to be contributed to the Borrower and Distributions with respect to Holdings’ Capital Stock are prohibited;

WHEREAS, on the terms and subject to the conditions set forth herein, the Lenders are willing to permit the redemption of the Holdings Preferred Stock, the payment of accrued dividends thereon and the payment of a fee in connection with the termination of the Management Agreement, in each case solely out of the net proceeds of the Qualified Public Offering;

WHEREAS, pursuant to Section 11.1 of the Credit Agreement, the Borrowers and the Lenders desire to amend the Credit Agreement as set forth below in connection with the proposed consummation of a Qualified Public Offering;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

AGREEMENT

1.             Amendments. To Annex A of the Credit Agreement.  (a)  Annex A of the Credit Agreement is hereby amended to delete the definitions of “Adjusted Net Earnings from Operations,” “Change of Control,” and “Fixed Charges” in their entirety and to replace them with the following:

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period, the consolidated net income of Holdings and its Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income:  (a) gain or loss arising from the sale of any capital assets; (b) non-cash gain or non-cash loss arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Borrower in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than a wholly-owned Subsidiary) in which the Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions; (e) earnings of any Person to which assets of the Borrower or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which the Borrower or any of its Subsidiaries shall have been merged, or which has been a party with the Borrower or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) non-cash gain or non-cash loss arising from the acquisition of debt or equity securities of Holdings or any of its Subsidiaries or from cancellation or forgiveness of Debt; (g) non-cash gain or non-cash loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction; (h) unamortized transaction costs incurred in connection with the Recapitalization to the extent the same have been reimbursed by ABC; and (i) to the extent paid out of the net proceeds of a Qualified Public Offering, a fee paid to BRS and ABC concurrently with the termination of the Management Agreement and in connection with the consummation of a Qualified Public Offering.

“Change of Control” means (a) prior to consummation of a Qualified Public Offering, the Fund shall cease to have the power to elect (whether by ownership of Capital Stock, contract or otherwise) a majority of the Board of Directors of Holdings, or shall cease to own and control all of the economic and voting rights associated with ownership of at least a majority of the Capital Stock of Holdings, on a fully diluted basis; (b) after consummation of a Qualified Public Offering, (i) any Person or “group” of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) (other than the Fund) shall acquire or become the beneficial owner of shares representing 30% or more of (and the Fund shall cease to beneficially own more than 50% of) the shares of the Capital Stock of Holdings having the power to elect directors of Holdings under ordinary circumstances; or (ii) during any period of twelve (12) months, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to the Board of Directors of Holdings or whose nomination for election was approved by a vote of at least two-thirds of the directors still in office who either were directors at the beginning of such period or whose election or nomination was so previously approved) cease for any reason other than death or disability to constitute a majority of the directors of Holdings then in office; or (c) at any time, the Borrower ceases to be a wholly-owned Subsidiary of Holdings or any Subsidiary of the Borrower ceases to be a wholly-owned Subsidiary of the Borrower; or (d) at any time, the sale of all or substantially all of the assets of the Borrower or Holdings.

“Fixed Charges” means, with respect to any fiscal period of any Person on a consolidated basis, without duplication, (i) cash interest expense (excluding, however, any accrued or accreted dividends on the Holdings Preferred Stock which are classified as interest expense to the extent such dividends were paid out of the net proceeds of a Qualified Public Offering), (ii) Capital Expenditures (excluding (a) computer hardware acquired from ABC in June 2002 and (b) Capital Expenditures funded with Debt other than Loans, but including, without duplication, all scheduled principal payments with respect to such Debt), (iii) scheduled principal payments of Debt, (iv) Federal, state, local and foreign income taxes, excluding deferred taxes, and (iv), cash dividends on Capital Stock of Holdings and repurchases of Capital Stock of Holdings or any of its Subsidiaries, excluding to the extent paid out of the net proceeds of a Qualified Public Offering (a) the payment of accrued or accreted dividends on the Holdings Preferred Stock and (b) the redemption or repurchase of the Holdings Preferred Stock.

(b)  Annex A of the Credit Agreement is further amended to add the following definition in proper alphabetical order:

“Holdings Preferred Stock” means the Series A preferred stock, par value $1.00 per share, of Holdings.

2.             Consents.  Provided that all payments are made solely out of the net proceeds of a Qualified Public Offering, notwithstanding the provisions of the Credit Agreement and the Holdings Guaranty, the Lenders hereby consent to (a) the payment of accrued or accreted dividends on the Holdings Preferred Stock, (b) the redemption or repurchase of the Holdings Preferred Stock and (c) the payment of a fee in an amount not in excess of $5,000,000 to BRS and ABC concurrently with the termination of the Management Agreement (and thereafter no further fees may be paid under the Management Agreement).  Further, notwithstanding the provisions of the Credit Agreement and the Holdings Guaranty, the Lenders hereby consent to the termination of the Management Agreement, provided that any termination payments to BRS and ABC are made solely from the net proceeds of a Qualified Public Offering.

3.             Waiver.  The Borrower has informed the Agent and the Lenders that Holdings proposes to change its name to MWI Veterinary Supply, Inc. prior to the filing of the registration statement for the Qualified Public Offering The Lenders hereby waive any requirement of the Loan Documents for prior notice of such name change.  Holdings, by execution of the Consent of Guarantor attached hereto, and Borrowers hereby authorize the Agent to take such actions as necessary or appropriate to reflect such name change in the Lien filings in favor of the Agent, if any, without further signature by any Loan Party.

4.             Conditions To Effectiveness Of This Amendment.  This Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Borrowers and the Lenders and the Consent of Guarantor in the form attached hereto shall have been delivered to the Agent by Holdings.

5.             Miscellaneous.

5.1           Reference to and Effect on the Credit Agreement and the other Transaction Documents.

(a).          On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Credit Agreement, and each reference in the other Transaction Documents to the “Credit Agreement,” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b).          Except as specifically amended by this Amendment, the Credit Agreement and the other documents entered into pursuant to the Credit Agreement and the Liens granted thereby shall remain in full force and effect and are hereby ratified and confirmed.  The undersigned Borrowers hereby confirm that their Obligations are not impaired or affected and ratify the Loan Documents to which they are a party and the Liens created thereunder.

(c).          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

5.2           Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

5.3           New York Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

5.4           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

5.5           Complete Agreement.  This Amendment sets forth the complete agreement of the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Credit Agreement, Consent and Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

“BORROWERS”

MWI VETERINARY SUPPLY CO.

By:	/s/ Mary Pat B. Thompson
Mary Pat B. Thompson
Vice President and Chief Financial Officer

MEMORIAL PET CARE, INC.

By:	//s/ Mary Pat B. Thompson
Mary Pat B. Thompson
Vice President and Chief Financial Officer

“AGENT”

BANK OF AMERICA, N.A.

By:	/s/ Steven W. Sharp
Steven W. Sharp
Vice President

“LENDERS”

BANK OF AMERICA, N.A.

By:	/s/ Steven W. Sharp
Steven W. Sharp
Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Christopher Croteau
Christopher Croteau
Duly Authorized Signatory

CONSENT OF GUARANTOR

The undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of the undersigned Guarantor are not impaired or affected and the Holdings Guaranty continues in full force and effect, and (c) ratifies the Holdings Guaranty and each of the Loan Documents to which it is a party and the Liens created thereunder.

IN WITNESS WHEREOF, the undersigned has executed and delivered this CONSENT OF GUARANTOR as of the 20th day of April,  2005.

MWI HOLDINGS, INC.

By:	/s/ Mary Pat B. Thompson
Name:	Mary Pat B. Thompson
Title:	Vice President and Chief Financial Officer